PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into effective as of the "Agreement Date," as that term is hereinafter defined, between ATOCHA EXPLORATION, INC., a Louisiana corporation, 1201 Louisiana, Suite 1050, Houston, Texas 77002, BROWNING OIL COMPANY, INC., a Nevada corporation, 8080 N. Central Expressway, Suite 780, Dallas, Texas 75206, and POTOSKY OIL AND GAS, INC., a Texas corporation, 10410 Memorial Drive, Houston, Texas 77024 (collectively "Sellers") and PEASE OIL AND GAS COMPANY, a Nevada corporation, 751 Horizon Court, Suite 203, Grand Junction, Colorado 81506-8718 ("Buyer") (Sellers and Buyer, when referred to collectively, are hereinafter referred to as the "Parties").

                                   ARTICLE I
                                PURCHASE AND SALE

     Subject to the terms and conditions of, and for the consideration set forth in, this Agreement, Sellers agree to sell and convey and Buyer agrees to purchase and pay for, effective as of midnight, Central Standard Time, December 31, 1996 (the "Effective Time"), SUBJECT TO THE EXCLUSION OF THE OVERRIDING ROYALTY INTEREST AS PROVIDED FOR ON EXHIBIT "A," the following (the "Properties"):

          1.1 Oil and Gas Properties. All properties described on Exhibit "A," whether such properties are in the nature of servitudes, fee interests, leasehold interests, licenses, concessions, working interests, farmout rights, other contractual rights, royalty, overriding royalty, other non-working or carried interests, operating rights or other mineral rights of every nature, and any rights that arise by operation of law or otherwise, in all properties and lands pooled, unitized, communitized or consolidated with such properties (the "Oil and Gas Properties").

          1.2 Wells. All oil, condensate or natural gas wells, water source wells, and water and other types of injection wells, either located on the Oil and Gas Properties or held for use in connection with the Oil and Gas Properties under a Surface Contract (as hereinafter defined), whether producing, operating, shut-in or temporarily abandoned, but excluding all permanently abandoned wells and all wells that, prior to the Effective Time, must be plugged and abandoned in accordance with the rules or regulations of any regulatory authority (the "Wells").


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          1.3 Severed Substances. All severed crude oil, natural gas, casinghead
gas,  drip  gasoline,   natural  gasoline,   petroleum,   natural  gas  liquids,
condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Oil and Gas Properties and either (a) in storage tanks at the Effective Time or (b) sold at or after the Effective Time (the "Hydrocarbons").

          1.4 Surface Contracts. All leases, easements, privileges, right-of-way agreements, licenses or other agreements relating to the use or ownership of surface and subsurface properties and structures that are used or held for use in connection with the exploration and production of Substances from the Oil and Gas Properties (the "Surface Contracts").

          1.5 Equipment. All physical facilities or interests therein, including but not limited to platforms, tanks and tank batteries, gas plants, disposal facilities, storage facilities, buildings, structures, field separators and liquid extractors, compressors, pumps, pumping units, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, implements, tools, appliances, cables, wires, towers, casing, tubing and rods, gathering lines or other pipelines, field gathering systems, field offices and the furniture and fixtures and equipment of every type and description to the extent that the same are used or held for use in connection with the ownership or operation of the properties described in Sections 1.1 through 1.4, inclusive, whether located on or off such properties (the "Equipment").

          1.6 Information and Data. All (a) abstracts, title opinions, title reports, title policies, lease and land files, surveys, analyses, compilations, correspondence, filings with regulatory agencies, tax returns, financial compilations, and other documents and instruments that in any manner relate to the properties described in Sections 1.1 through 1.5, inclusive; (b) magnetic tapes or reproducible copies of computer software and computer databases that are owned by or licensed to Sellers that in any manner relate to the properties described in Sections 1.1 through 1.5, inclusive; (c) geological, engineering, exploration, production and other technical data, magnetic field recordings, digital processing tapes, field prints, summaries, reports, maps, interpretations, studies and other analyses, whether written or in electronically reproducible form, that are in the possession of Sellers and in any manner relate to the properties described in Section 1.1; and (d) all other books, records, files and magnetic tapes containing financial, title or other information that are in the possession of Sellers and in any manner relate to the properties described in Sections 1.1 through 1.5, inclusive (the "Data").

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          1.7 Contracts. All contracts,  commitments,  agreements,  arrangements that in any way relate to the properties  described in Sections 1.1 through 1.6,
inclusive,  including  the  production,   storage,  treatment,   transportation,
processing, purchase, sale or other disposal of Hydrocarbons therefrom or in connection therewith, and any and all amendments, ratifications or extensions of the foregoing, together with (i) all rights, privileges, and benefits of Sellers thereunder arising on or after the Effective Time and (ii) all claims for take-or-pay or other similar payments arising before or after the Effective Time that have not been disclosed in any Exhibit (the "Contracts").

          1.8 Payment Rights. All (a) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Louisiana) and (b) liens and security interests in favor of Sellers under any law, rule or regulation or under the Contracts arising from the sale or other disposition at or after the Effective Time of any of the properties described in Sections 1.1 through 1.7, inclusive (the "Payments Rights").

                                   ARTICLE II
                                 PURCHASE PRICE

     2.1 Purchase Price; Base Purchase Price. The purchase price for the Properties shall be One Million Seven Hundred Fifty Thousand and No/100 ($1,750,000.00) Dollars (the "Base Purchase Price"), which shall be adjusted as provided in Article 2.2 hereof to arrive at the "Final Purchase Price."

     2.2 Final Purchase Price. In arriving at the "Final Purchase Price" the Base Purchase Price shall be adjusted downward by the cost incurred by Buyer in bringing title to the Oil and Gas Properties forward by updating title to the working interest covered by the Title Opinions furnished to Buyer by Sellers covering the lands of Schwing, Inc., Wilbert Funeral Home, Inc., and Wilbert's Sons Ltd. Partnership, and the State Leases covering portions of Tract 29181 containing 10 acres and 141 acres, respectively, awarded to National Energy, Inc., and W & T Offshore, Inc., respectively, and by providing copies of the assignments consummating the acquisition of the Bayou Sorrel Field by National Energy Group, Inc., from PANACO, Inc. and W & T Offshore, Inc. The Base Purchase Price as adjusted pursuant to this Article shall be referred to as the "Final Purchase Price."

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                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer the following:

          3.1.1 Organization. Atocha Exploration, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is duly qualified to carry on its business in the State of Louisiana. Browning Oil Company, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to carry on its business in the State of Louisiana. Potosky Oil and Gas, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

          3.1.2 Corporate Power. Sellers have full corporate power and authority under the laws of their respective states to conduct their business as presently conducted, to perform their obligations under this Agreement, and are entitled to own the Properties.

          3.1.3 Conflicts. The consummation of the transactions contemplated by this Agreement will not violate, be in conflict with, or constitute a default under any provision of the articles of incorporation, bylaws or governing documents of any Seller, any provision of any agreement or instrument to which or by which any Seller is a party or by which it is bound, or any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to any Seller or the Properties.

          3.1.4 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including any necessary board or shareholder approval, by Sellers or any third parties owning any equitable or beneficial interest in the Properties.

          3.1.5 Enforceability. This Agreement has been duly executed and delivered on behalf of Sellers, and at the "Closing," as that term is hereinafter defined, all documents and instruments required to be executed and delivered by Sellers in order to consummate the purchase and sale provided for in to this Agreement shall be executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Sellers enforceable in accordance with their terms.

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          3.1.6 Broker's Fees. Sellers have incurred no liability, contingent or
otherwise,   for  broker's  or  finder's  fees  relating  to  the   transactions
contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

          3.1.7 Litigation and Claims. To the best of Sellers' information, knowledge and belief, no lawsuit, action, claim, demand, filing, cause of action, administrative proceeding or other litigation or proceeding is pending or threatened before any court or governmental agency as of the date of this Agreement that might result in impairment, loss or diminution of Sellers' title to the Properties or hinder or impede their ownership or operation. No written or oral notice from any governmental body or any other entity has been received by any Seller (i) claiming any violation or repudiation of the Properties or any violation of any law or any environmental, conservation or other ordinance, code, rule or regulation or (ii) requiring, or calling attention to the need for, any work, repairs, construction, alterations or installations on or in connection with the Properties with which such Seller has not complied.

          3.1.8 Evaluation Data. To the best of Sellers' knowledge and belief, each of the maps, and all of the geological and production data, pricing data, reserve data or other data or documentation heretofore furnished by Sellers to Buyer ("Evaluation Data"), was complete, and the information reported therein was correct, in all material respects as of the date of such delivery.

          3.1.9 Default. To the best of Sellers' knowledge and belief, no Seller is in default or violation of (a) any law, order, writ, injunction, ordinance, code, rule, regulation or decree of any governmental body, agency or court or of any commission or other administrative agency or (b) any agreement or obligation to which it is a party or by which it is bound or to which it or the Properties may be subject. With respect to the ownership, operation, production and sale of hydrocarbons and carrying on the business of Sellers, Sellers have complied with all laws, rules and regulations applicable thereto.

          3.1.10 Tax Compliance. To the best of Sellers' knowledge and belief, Sellers have timely filed or caused to be filed all federal, state, local and foreign tax and information returns required under all applicable statutes, rules and regulations, and all taxes with respect to the Properties (other than those being contested in good faith for which adequate provisions will be made) shown on said returns to be due and additional assessments which are due and payable have been paid.

          3.1.11 Marketable Title. Sellers have or will have at the Effective Time, Marketable Title to the Properties. "Marketable Title" shall mean such title as is free and clear of all Encumbrances other than Permitted Encumbrances and which entitles Sellers to (i) a Net Revenue Interest in each well, lease or unit no less than, and (ii) a Working Interest in each well, lease or unit no greater than, the relevant percentages set forth in Exhibit "A," throughout the productive life of such well, lease or unit, free of Permitted Encumbrances. The foregoing provisions of this paragraph notwithstanding, the Assignment, as attached hereto, shall warrant title by, through, and under Sellers, but not otherwise. "Encumbrance" shall mean any mortgage, lien, security interest, pledge, charge, encumbrance, claim, limitation, irregularity, burden or defect. "Permitted Encumbrances" shall mean any or all of the following:

          (a) Encumbrances that arise under operating agreements to secure payment of amounts not yet delinquent and are of a type and nature customary in the oil and gas industry;

          (b) Encumbrances that arise as a result of pooling and unitization agreements, declarations, orders or laws to secure payment of amounts not yet delinquent;

          (c) Encumbrances securing payments to mechanics and materialmen and Encumbrances securing payment of taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

          (d) lessor's royalties, overriding royalties, division orders, reversionary interests and other similar burdens that do not operate to reduce the Net Revenue Interest of Sellers in and to the Properties to less than the amount set forth in Exhibit "A";

          (e) consents to assignment by governmental authorities that are obtained on or prior to the Closing Date;

          (f) conventional rights of reassignment obligating Sellers to reassign their interests in any portion of the Properties to a third party in the event it intends to release or abandon such interest prior to the expiration of the primary term or other termination of such interest;

          (g) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions and other surface uses and impediments on, over or in respect of any of the Properties that, as of the Effective Time, appear of record in the public records of the parish wherein the Properties are located, provided that they do not interfere materially with the ownership, operation, value or use of the Properties, taken as a whole; and

          (h) rights reserved to or vested in any municipality or governmental, tribal, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and order of any municipality or governmental or tribal authority.

          3.1.12 Sellers' Interest. The interests described in Exhibit "A" constitute all of Sellers' interest in the Oil and Gas Properties and Wells, it being Sellers' intent to sell to Buyer all of Sellers' right, title and interest in the Oil and Gas Properties and Wells, except as otherwise specifically set forth in Exhibit "A".

          3.1.13 Status of the Leases. To the best of Sellers' knowledge and belief, with respect to the Leases described in Exhibit "A" (the "Leases"):

          (a) The Leases have been maintained according to their terms, in compliance with the agreements to which the Leases are subject;

          (b) The Leases are presently in full force and effect, and all other oil and gas leases covering the lands described in the Leases have expired and are no longer of any force or effect;

          (c)  Sellers  and  their  predecessors-in-title,   or  the  respective
designees of any of them, have made or caused to be made all payments, including royalties, delay rentals and shut-in royalties provided for in the Leases;

          (d) No other Party with an interest in any of the Leases at any time is in breach or default with respect to any of its obligations thereunder;

          (e) There has not occurred any event, fact or circumstance which with the lapse of time or the giving of notice, or both, would constitute a breach or default on behalf of any of the Sellers, any of their predecessors-in-title or any other parties;

          (f) Neither Sellers nor any other party with an interest in any of the Leases nor any of the Lessors at any time have given or threatened to give notice of any action to terminate, cancel rescind or procure a judicial reformation of any of the Leases or any provisions thereof.

          3.1.14 Contracts and Agreements. To the best of Sellers' knowledge and belief, all of the contracts or agreements which will burden or encumber the Properties or to which the Properties will be subject after Closing (the "Contracts") are set forth on Exhibit "A." To the best of Sellers' knowledge and belief, all of the Contracts and other obligations of Sellers that relate to the Properties are in full force and effect. To the best of Sellers' knowledge and belief, no Seller or any other party to the Contracts (a) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder to the extent that such breaches or defaults have an adverse impact on any of the Properties or (b) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract. Sellers do not anticipate that any other party to a Contract will be in breach of or default under or repudiate any of its obligations thereunder to the extent that such breach or default will have an adverse impact on any of the Properties. The Contracts are consistent with, and do not give rise to breaches of the representations and warranties of Sellers herein.

          3.1.15 Operations. To the best of Sellers' knowledge and belief, all of the Wells have been drilled and completed within the boundaries of the Leases or within the limits otherwise permitted by contract, pooling or unit agreement, and by law, and all drilling and completion, and plugging and abandonment, of the Wells and all development and operations on the Properties have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, judgments, orders and decrees of any court or governmental body or agency. No Well is subject to any penalty or liability because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any court, governmental body or agency which would prevent any of the Wells from being entitled to its full legal and regular allowable.

          3.1.16 Accuracy of Representations and Warranties. None of the statements, representations or warranties made by Sellers in this agreement or in any exhibit or certificate delivered pursuant to this Agreement contains any untrue statement or any material fact or omits to state any material fact necessary to be stated in order to make the statements, representations or warranties contained herein or therein not misleading. Sellers have no knowledge or belief of any matter which materially and adversely affects (or may materially and adversely affect) the operations, prospects, value or condition of any of the Properties, which has not been set forth in this Agreement or the Exhibits hereto.

          3.1.17 AFE's and Commitments. Except as otherwise indicated on Exhibit "A", there are no authorizations for expenditure ("AFE's") or other oral or written commitments ("Commitments") to drill or rework Wells or for capital expenditures pursuant to any of the Contracts, applicable to the Properties.

          3.1.18 Approvals and Preferential Rights. There are no approvals required to be obtained by Sellers as a result of this Agreement or the transactions provided for herein, except those that are obtained by Sellers at or prior to Closing, and there are no preferential purchase rights that affect the Properties, except those for which Sellers provide waivers at or prior to Closing.

          3.1.19 Production Burdens, Taxes, Expenses and Revenues. To the best of Sellers' knowledge and belief, all rentals, royalties, excess royalty, overriding royalty interests and other payments due under or with respect to the Properties have been properly and timely paid. All ad valorem taxes, property taxes, production taxes, severance taxes and other taxes based on or measured by the ownership of the Properties or the production of Hydrocarbons therefrom have been properly and timely paid. All expenses payable under the terms of the Contracts and attributable to the Properties have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business. All of the proceeds from the sale of Hydrocarbons are being properly and timely paid to Sellers by the purchasers of production without suspense.

          3.1.20 Pricing. To the best of Sellers' knowledge and belief, the prices being received for the production of Hydrocarbons do not violate any Contract, law or regulation. Where applicable, all of the Wells and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

          3.1.21 Gas Regulatory Matters. All necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission (the "FERC") thereunder have been filed with the appropriate state and federal agencies, and each such application has been approved by or is pending before the appropriate state or federal agency. "Good Faith Negotiations" have been neither initiated nor waived, nor has the right to initiate such re-negotiations been compromised in any manner, pursuant to FERC Order No. 451 or any revisions thereof, or any orders predicated thereon, under any gas sale or purchase contract in effect on July 18, 1986 covering any of the Properties. None of the Properties is subject to any offer of take-or-pay credits for gas transported pursuant to FERC Order No. 500. None of the Properties have been abandoned under FERC Order No. 490 or any revisions thereof.

          3.1.22 Production Balances. To the best of Sellers' knowledge and belief, none of the purchasers under any production sales contracts or prepayment agreements are entitled to "make-up" or otherwise receive deliveries of Hydrocarbons at any time after the Effective Time without paying at such time the full contract price therefor. No one is entitled to receive any portion of the interest of any Sellers in any Hydrocarbons or to receive cash or other payments to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

          3.1.23 Environmental Matters. To the best of Sellers' knowledge and belief, none of the Properties are subject to, or in a condition which could subject them to, any claims or demands, whether for injury or death to persons or damages to property, any claim, injury, action, loss, cost, expense, liability, penalty, charge or damage, including without limitation reasonable attorney fees, and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments, whether direct, pending, threatened, contingent or otherwise, related to the generation, treatment, storage, transportation, discharge, emission or disposal of hydrocarbons and of hazardous materials, pollutants, contaminants or wastes on or from the Properties, as such terms are defined and used by, and any other substances affected by, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Right-To-Know Act, the Hazardous Materials Transportation Act, the Oil Pollution Act, the Clean Water Act, the Safe Drinking Water Act, or the Clean Air Act, all as they have been or may be amended from time to time, or any other applicable federal, state or local statute, rule, regulation or ordinance.


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


     3.2 Representations And Warranties Of Buyer. Buyer represents and warrants to Sellers the following:

          3.2.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          3.2.2 Corporate Power. Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement, and to perform its other obligations under this Agreement.

          3.2.3 Conflicts. The consummation of the transactions contemplated by this Agreement will not violate, be in conflict with, or constitute a default under any provision of the articles of incorporation, bylaws or governing documents of Buyer, any provision of any agreement or instrument to which or by which Buyer is a party or by which it is bound or any judgment, decree, judicial or administrative order, award, writ, injunction statute, rule or regulation applicable to Buyer or the Properties.

          3.2.4 Enforceability. This Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required to be executed and delivered by Buyer in order to consummate this sale and purchase pursuant to this agreement, shall be executed and delivered. This Agreement does, and such documents and instrument shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

          3.2.5 Broker's Fees. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees relating to the transactions contemplated by this Agreement for which Sellers shall have any responsibility whatsoever.

          3.2.6 Accuracy of Representations and Warranties. None of the statements, representations or warranties made by Buyer in this agreement or in any exhibit or certificate delivered pursuant to this Agreement contains any untrue statement of any material fact or omits to state any material fact necessary to be stated in order to make the statements, representations or warranties contained herein or therein not misleading.

     3.3 Survival of Representations and Warranties. The representations and warranties of Sellers in this Article III and the representations and warranties of Buyer in this Article III shall apply as of the time of Closing. The following shall survive the Closing: (a) Sellers' representations and warranties in paragraphs 3.1.1 through 3.1.4; (b) Sellers' warranty of title in paragraph
3.1.11 by, through, and under Sellers, but not otherwise; and (c) Buyer's representations and warranties in paragraphs 3.2.1 and 3.2.2.

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

                                   ARTICLE IV
                                    COVENANTS

     4.1 Closing Conditions. Sellers shall cause all the representations and warranties of Sellers contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Buyer are within the control of Sellers, Sellers shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Buyer are not within the control of Sellers, Sellers shall use their best efforts to cause such conditions to be satisfied on or prior to the Closing Date.

     4.2 Registration Statement. Buyer covenants and agrees to use reasonable commercial efforts to file a registration statement on Form S-3 or other appropriate form on or before January 10, 1997, but in no event on or before Closing, with the United States Securities and Exchange Commission, registering the shares of the $0.10 par value per share common stock of Buyer to be delivered to Sellers at Closing, for resale as provided for in Paragraph 6.3.6 and to have the registration statement declared effective within a reasonable time thereafter.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     5.1 Sellers' Conditions. The obligations of Sellers at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

          5.1.1 Buyer's Representations and Warranties Shall Be True At Closing. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

          5.1.2 No Restraining or Prohibiting Orders. No order shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this contract that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the Closing Date.

     5.2 Buyer's Conditions. The obligations of Buyer at the Closing are subject at the option of Buyer, to the satisfaction at or prior to the Closing of the following conditions:

          5.2.1 Sellers' Representations and Warranties Shall Be True at Closing. All representations and warranties of Sellers contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations were made at and as of the Closing Date, and Sellers shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing.

          5.2.2 No Restraining or Prohibiting Orders. No order shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the transaction contemplated by this Agreement and which remains in effect at the Closing Date.

          5.2.3 Adverse Material Changes. In Buyer's sole, good faith judgment, there shall not occur, prior to Closing, adverse material change or difference from information furnished by Sellers to Buyer, or relied upon by Buyer in making its offer with respect to the Properties, Sellers' interest in the Properties, the value of the Properties, Sellers' financial condition, or the condition of the Properties (except depletion through normal production within authorized allowables and rates of production), and none of the Properties shall have suffered any material destruction, damage or loss.

          5.2.4 Operational Condition of the Equipment. Buyer has fully satisfied itself that all Equipment owned or used by Sellers with respect to ownership and/or operation of the Properties is in good repair, working order and operating condition and is adequate for the operation of the Properties.

          5.2.5 Evidence of Release of Liens and Encumbrances. Sellers shall furnish Buyer evidence that all liens and encumbrances not expressly identified herein as Permitted Encumbrances have been released prior to or simultaneously with closing, said evidence to be satisfactory to Buyer in its sole discretion.

          5.2.6 Consents and Approvals. All consents and approvals required to be obtained for the assignment of the Properties to Buyer shall have been obtained, and all preferential purchase rights arising in connection with the assignment of the Properties to Buyer shall have been waived or shall have expired.

          5.2.7 Compliance. Sellers shall have performed and complied in all material respects with each of the covenants and conditions required by this Agreement of which performance or compliance is required prior to or at the Closing.

          5.2.8 No Pending Suits. No suit, action or other proceeding before any court or governmental agency shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          5.2.9 Approval of Title. Buyer shall have approved Sellers' Marketable Title to the Properties.

          5.2.10. Prospect Costs. Sellers shall deliver to Buyer a written statement signed by W & T Offshore, Inc., identifying in reasonable detail all prospect costs as of September 30, 1996, to be considered in the calculation of "Prospect Payout," as that term is defined in the letter agreement described as item 1. in C. of Exhibit "A" to this Agreement.

          5.2.11 Additional Letters. Sellers shall deliver to Buyer letters in the forms attached hereto as Exhibit "C" fully executed by the parties identified thereon.

          5.2.12 Board Approval. The board of directors of Buyer shall have approved the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                     CLOSING

     6.1 Closing Date. Unless the Parties hereto mutually agree otherwise, and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the "Closing") shall be held at or before 5:00 p.m., Central Standard Time, December 31, 1996, or at such other time as Buyer and Sellers may agree in writing. The date Closing actually occurs is herein called the "Closing Date." Time shall be of the essence of this Agreement.

     6.2 Place Of Closing. The Closing shall be held at the offices of -----------------------------, or at such other place as Buyer and Sellers may agree in writing.

     6.3 Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

          6.3.1 Assignment. Sellers shall execute, acknowledge and deliver to Buyer an assignment, bill of sale and conveyance (in sufficient counterparts to facilitate recording) substantially in form and substance as set forth in Exhibit "B" hereto (the "Assignment"), conveying the Properties to Buyer.

          6.3.2 Declaration of Agreement for Exploitation of Mineral Interests. If no declaration in compliance with ss. 2731 et seq. of Title 9 of the Louisiana Revised Statues sufficient to bind third persons acquiring an interest in the Oil and Gas Properties has been filed of record in the office of the Clerk of Court of Iberville Parish, Louisiana, Sellers shall execute, acknowledge, and deliver to Buyer such a declaration.

          6.3.3 Agreements To Be Subject To Sellers' Interest in the Oil and Gas Properties. In the event that Buyer's investigation of the title to the Oil and Gas Properties indicates to Buyer in its sole discretion that any third party has acquired any interest in the Oil and Gas Properties which was originally burdened by Sellers' interest in the Oil and Gas Properties but which, due to the absence of an appropriate agreement or the absence of a Declaration as described above, is no longer subject to Sellers' interest, Sellers shall furnish Buyer an agreement from such third party or parties to be subject to Sellers' interest in the Oil and Gas Properties.

          6.3.4 Satisfactory Evidence of Release of Liens and Encumbrances. Sellers shall furnish Buyer evidence that all liens and encumbrances not constituting Permitted Encumbrances have been released, said evidence to be satisfactory to Buyer in Buyer's sole discretion.

          6.3.5 Delivery of Possession. Sellers shall deliver to Buyer exclusive possession of Sellers' interest in and to the Properties.

          6.3.6 Payment of Purchase Price. Against delivery of the documents and materials described above, Buyer shall (a) pay to each Seller separately by certified check or wire transfer its proportionate share of the sum of the EIGHT HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($875,000.00), each Seller to receive the amount set out next to its name as follows:

         Atocha Exploration, Inc.            $393,750
         Browning Oil Company, Inc.          $350,000
         Potosky Oil and Gas, Inc.           $131,250

and (b) deliver to each Seller separately its proportionate share of 315,000 shares of the $0.10 par value per share common stock of Buyer, each Seller to receive the number set out next to its name as follows:

         Atocha Exploration, Inc.             141,750
         Browning Oil Company, Inc.           126,000
         Potosky Oil and Gas, Inc.             47,250

Each certificate shall bear the following restrictive legend:

          The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Prior to the time Sellers assign, sell or otherwise dispose of their respective shares, the restrictive legend cannot be removed. The registration statement referred to in Paragraph 4.2 will register the shares "for resale." Accordingly, the restrictive legend will only be removed at the time Sellers assign, sell or otherwise dispose of those shares. Sellers, or their agents effecting the transaction, will be required to contact the Company's transfer agent to determine the procedure that is best to follow to have their shares transferred without a restrictive legend upon the assignment, sale or other disposition of Sellers' shares.

          6.3.7 Prospect Costs. Sellers shall deliver to Buyer a written statement signed by Sellers and National Energy Group, Inc., identifying in reasonable detail all prospect costs as of September 30, 1996, to be considered in the calculation of "Prospect Payout," as that term is defined in the letter agreement described as item 1. in C. of Exhibit "A" to this Agreement.

          6.3.8 Additional Letters. Sellers shall deliver to Buyer fully executed letters in the forms attached hereto as Exhibit "C."

                                   ARTICLE VII
                            POST-CLOSING OBLIGATIONS

     7.1 Files And Records. Within fifteen (15) days after the Closing Date, Sellers shall, upon the request of Buyer, deliver to Buyer such copies of files and records relating to the Properties as are in Sellers' possession or subject to Sellers' control.

     7.2 Sales Taxes And Recording Fees. Sellers shall pay any sales taxes occasioned by the sale of the Properties. Buyer shall pay all documentary, filing and recording fees required in connection with the filing and recording of any assignments.

     7.3 Indemnification. After the Closing and to the extent permitted by law, Sellers and Buyer shall indemnify each other as follows:

          7.3.1 Sellers' Indemnities. Sellers shall defend, indemnify and save and hold Buyer harmless against all claims, costs, damages, losses, expenses, obligations and liabilities with respect to the Properties, which arise from occurrence or nonoccurrences taking place either in whole or in part prior to the Effective Time.

          7.3.2 Buyer' s Indemnities. Buyer shall defend, indemnify and save and hold Sellers harmless against all claims, costs, damages, losses, expenses, obligations and liabilities with respect to the Properties which arise from events or occurrences taking place after the Effective Time.

     7.4 Survival. All representations, warranties, covenants, agreements, and indemnities of or by the Parties shall survive the execution and delivery of any of the instruments to be delivered at closing.

     7.5. Stock Adjustment. If, on the date the registration statement described in Paragraph 4.2 becomes effective (the "Registration Date"), the average of the reported closing bid and asked prices (the "Effective Price") for the stock described in Paragraph 6.3.6 is less than TWO AND 78/100 ($2.78) DOLLARS per share, the difference in value shall be accounted for by Buyer to Sellers either by (i) the payment of cash equal to the difference or (ii) the delivery to Sellers of the number of shares of the $0.10 par value common stock of Buyer with an aggregate Effective Price on the Registration Date equal to such difference. The method by which Buyer accounts to Sellers shall be within the sole discretion of Buyer. If Buyer elects to deliver additional shares, Buyer shall register those shares for resale at the time the next registration statement for securities of Buyer is filed by Buyer with the Securities Exchange Commission.

     7.6 Further Assurances. After Closing, Sellers and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

     8.1 Termination Without Liability. The Parties may terminate this Agreement and the transactions contemplated herein without any liability to each other whatsoever in the following instances:

          8.1.1 Termination by Sellers. By Sellers if the conditions to their obligations at Closing as set forth in this Agreement are not satisfied in all material respects or waived as of the Closing Date.

          8.1.2 Termination by Buyer. By Buyer if the conditions to its obligations at Closing as set forth in this Agreement are not satisfied in all material respects or waived as of the Closing Date or in the event of a "Casualty Loss," as that term is hereinafter defined. "Casualty Loss" shall mean, with respect to all or any portion of the Properties, any destruction by fire, blowout, storm, or other casualty or any taking, or pending or threatened taking, in condemnation or expropriation or under the right of eminent domain of any of the Properties, prior to Closing.

          8.1.3 Termination by Mutual Agreement. At any time by the mutual written agreement of the Parties.

          8.1.4 Termination For Failure of Timely Closing. By Sellers and/or Buyer if the Closing shall not have occurred by the Closing Date provided, however, that a Party cannot so terminate if it is in breach of this Agreement.

     8.2 Liabilities Upon Termination. Except as otherwise provided in this Agreement, if this Agreement is terminated for any reason or is breached, nothing contained herein shall be construed to limit Sellers' or Buyer' s legal or equitable remedies, including damages for the breach of failure of any representation, warranty, covenant or agreement contained herein or the right to specific performance of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Exhibits. The exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

     9.2 Notices. All notices and communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed or telecopied, when received by the Party charged with such notice, however, that such notice should be addressed as follows:

         If to Buyer:

         Pease Oil and Gas Company
         751 Horizon Court, Suite 203
         Grand Junction, Colorado  81506-8718
         Attn:  Willard H. Pease, Jr., President
         fax:  (970) 243-8840


         If to Atocha Exploration, Inc.:
         Atocha Exploration, Inc.
         1201 Louisiana, Suite 1050
         Houston, Texas  77002
         Attn:  W. David Willig, President
         fax:  (713) 654-5018


         If to Browning Oil Company, Inc.:

         Browning Oil Company, Inc.
         8080 N. Central Expressway, Suite 780
         Dallas, Texas  75206
         Attn:  Michael R. McWilliams, President
         fax:  (214) 739-4458


         If to Potosky Oil and Gas, Inc.:

         Potosky Oil and Gas, Inc.
         10410 Memorial Drive
         Houston, Texas  77024
         Attn:  Robert Potosky, President
         fax:  (713) 654-5018

Any Party may, by written notice so delivered to the others in compliance with this paragraph, change the address provided for above.

     9.3 Amendments. This Agreement may not be amended except by a written instrument signed by all Parties hereto.

     9.4 Alienability. Neither Sellers nor Buyer may assign their rights or obligations hereunder without the written consent of all Parties. Subject to the foregoing, this Agreement shall be binding upon the Parties hereto and their respective successors and assigns.

     9.5 Third-Party Beneficiaries. Nothing in this Agreement shall entitle anyone other than Sellers and Buyer to any claim, cause of action, remedy or right of any kind.

     9.6 Counterparts. This Agreement may be executed by Buyer and Sellers in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

     9.7 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Louisiana.

     9.8 Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. In conformity with the Doctrines of Merger and Contractual Integration, the letters of intent among the Parties dated November 19, 1996, giving rise to this Agreement shall merge with this Agreement on the Agreement Date, and the letters of intent shall thereafter have no force and effect.

     9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

     9.10 Waiver. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.11 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     9.12 "Including". In this Agreement, the word "including" means "including, but not limited to."

     9.13 Construction. In construing this Agreement, no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in its drafting.

     9.14 Costs. Each Party shall pay its own costs, including fees and expenses of its own counsel, consultants and accountants, in connection with the purchase and sale of the Properties, except as otherwise provided for herein. Sellers shall discharge all Encumbrances other than the Permitted Encumbrances. Sellers shall pay all sales and other transfer taxes, if any, incurred in connection with the transaction contemplated by this Agreement. Buyer shall pay all documentary, filing and recording fees.

     9.15 Publicity. Sellers and Buyer shall consult with each other with regard to all publicity and other releases issued at or prior to the Closing concerning this Agreement and the transactions contemplated by it, and except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, no Party shall issue any such publicity or other release without the prior written consent of the other Parties.

     9.16 Gender And Number. As used in this Agreement, the masculine, feminine or neuter gender and the plural or singular number shall each be deemed to include the others whenever the context so indicates.

     This Agreement has been duly executed by Buyer and Sellers this ------ day of ----------- 19--- (the "Agreement Date").

                                           SELLERS:

                                           ATOCHA EXPLORATION, INC.



                                           /s/ W. David Willig
                                           --------------------------------
                                           W. David Willig, President


                                           BROWNING OIL COMPANY, INC.



                                           /s/ Michael R. McWilliams
                                           --------------------------------
                                           Michael R. McWilliams, President

                                           POTOSKY OIL AND GAS, INC.



                                           /s/ Robert Potosky
                                           --------------------------------
                                           Robert Potosky, President


                                           BUYER:

                                           PEASE OIL AND GAS COMPANY



                                           /s/ Willard H. Pease, Jr.
                                           --------------------------------
                                           Willard H. Pease, Jr., President



STATE OF
ss.      ------------------


ss.
COUNTY OF
ss.      ------------------


This   instrument   was   acknowledged   before  me  on  this   ------   day  of
---------------, 19----, by W. David Willig, President of ATOCHA EXPLORATION, INC., a Louisiana corporation, on behalf of said corporation.






--------------------------------------
                                        Notary Public

STATE OF
ss.     --------------



ss.
COUNTY OF
ss.      -------------


This   instrument   was   acknowledged   before  me  on  this   ------   day  of
---------------, 19----, by Michael R. McWilliams, President of BROWNING OIL COMPANY, INC., a Nevada corporation, on behalf of said corporation.







--------------------------------------
                                        Notary Public



STATE OF
ss.      -------------


ss.
COUNTY OF
ss.      -------------


This   instrument   was   acknowledged   before  me  on  this   ------   day  of
---------------, 19----, by Robert Potosky, President of POTOSKY OIL AND GAS, INC., a Texas corporation, on behalf of said corporation.







--------------------------------------
                                        Notary Public

STATE OF
ss.      -------------



ss.
COUNTY OF
ss.      -------------

This   instrument   was   acknowledged   before  me  on  this   ------   day  of
---------------, 19----, by Willard H. Pease, Jr., President of PEASE OIL AND GAS COMPANY, a Nevada corporation, on behalf of said corporation.








--------------------------------------
                                        Notary Public

                                   EXHIBIT "A"
                                       TO
                           PURCHASE AND SALE AGREEMENT


     This Exhibit "A" sets forth the description of the property interests covered by the Purchase and Sale Agreement to which this Exhibit "A" is attached. All of the terms defined in the Purchase and Sale Agreement and used in this Exhibit "A" have the same meanings given therein.

     This Exhibit "A" and the Purchase and Sale Agreement cover and include the following:

     (a) All of Sellers' right, title and interest in and to the oil, gas and mineral leases described herein or subject to any of the pooled units described herein, as such leases and pooled units have been or may be modified from time to time, and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), except as otherwise provided for herein, and all of Sellers' right, title and interest in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Exhibit, including, without limitation, all contractual rights, servitudes, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein, except as otherwise provided for herein;

     (b) All of the foregoing interests of Sellers as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances together with Sellers' interests in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by Sellers after the termination or expiration of any oil and gas lease, the interests of Sellers in, to and under or derived from which are subject to the lien and security interest hereof, and
(ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such property, be considered a renewal or extension of such terminated or expired lease;

     (c) All right, title and interest of Sellers in, to and under or derived from any operating, participation, exploration, letter, farmout, and bidding agreements, assignments and subleases, whether described in this Exhibit "A," to the extent, and only to the extent, that such agreements, assignments and subleases cover or include (i) any of Sellers' present or future right, title and interest in and to the wells, leases, units and/or lands described in this Exhibit "A," (ii) any of Sellers' present or future right, title, and interest in and to wells, leases, units and/or lands described in or covered by any such agreements, assignments and subleases specifically described in this Exhibit "A," or (iii) cover or include any other undivided interests now or hereafter held by Sellers in, to and under the described wells, leases, units and/or lands, including, without limitation, any future operating, participation, exploration, letter, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation, all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described wells, leases, units and/or lands;

     (d) All right, title, and interest of Sellers in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange, and processing contracts and agreements including, without limitation, any of those contracts and agreements that are described on this Exhibit "A" to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands herein; and

     (e) All right, title and interest of Sellers in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

     Notwithstanding the intention of this Purchase and Sale Agreement to cover all of the right, title and interest of Sellers in and to the described wells, leases, units and Lands, except as otherwise provided for herein, Sellers hereby specifically warrant and represent that the interests covered by this Exhibit are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest or other interest payable out of or measured by production set forth in connection with each oil and gas well, lease and unit described in this Exhibit. In the event Sellers own any other or greater interest, such additional interest shall also be covered by and included in this Purchase and Sale Agreement, except as otherwise provided for herein.

     The designation "Working Interest" or "W.I." means an interest owned in an oil, gas, and mineral lease that determines the cost bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "N.R.I." means net revenue interest, or that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens, or other burdens on production, except severance, production, windfall profits and other similar taxes. The designation "Overriding Royalty Interest" or "O.R.R.I." means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its prorata share of severance, production, windfall profits and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas or other minerals relating to the marketing of such production. The designation "Royalty Interest" or "R.I." means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development and production, bearing only its prorata share of severance, production, windfall profits and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas or other minerals relating to the marketing of such production. "A.P.P.O." shall mean after prospect payout as that term is defined by the contracts and agreements described in item C. below and any letters or agreements required by this Purchase and Sale Agreement.

A.   LEASES

          1. Oil, Gas and Mineral Lease dated January 10, 1994, filed February 16, 1994, recorded in COB 467, Folio 474, Entry No. 71, Iberville Parish, Louisiana, from Schwing, Inc., as agent for Virginia Campbell Becker, et al., to UMC Petroleum Corporation, covering the lands more particularly described therein.

                       A.P.P.O.W.I. - 7.8125%
                       A.P.P.O.N.R.I. - 5.625%

          2. Oil, Gas and Mineral Lease dated December 27, 1995, effective December 14, 1995, filed February 21, 1996, recorded in COB 485, Folio 364, Entry No. 99, from Wilbert Funeral Home, Inc., to W & T Offshore, Inc., covering the lands more particularly described therein.

                       A.P.P.O.W.I. - 7.8125%
                       A.P.P.O.N.R.I. - 5.625%

          3. Oil, Gas and Mineral Lease dated June 14, 1996, filed July 1, 1996, recorded in COB 489, Folio 158, Entry No. 75, from Wilbert's Sons Limited Partnership, to W & T Offshore, Inc., covering the lands more particularly described therein.

                       A.P.P.O.W.I. - 7.8125%
                       A.P.P.O.N.R.I. - 5.625%

          4. That certain Lease awarded August 14, 1996, from the State of Louisiana to National Energy Group, Inc., covering a portion of State Lease Tract 29181, described as Tract A, containing 10 acres, more or less, being more particularly described therein.

                       A.P.P.O.W.I. - 7.8125%
                       A.P.P.O.N.R.I. - 5.234375%

          5. That certain Lease awarded August 14, 1996, from the State of Louisiana to W & T Offshore, Inc., covering a portion of State Lease Tract 29181, described as Tract B, containing 141 acres, more or less, being more particularly described therein.

                       A.P.P.O.W.I. - 7.8125%
                       A.P.P.O.N.R.I. - 5.8203125%


B.   UNITS

          1. The W & T Offshore, Inc. - CIB. HAZ. 3 Sand, Reservoir A, Unit as created by Order No. 374-U of the Office of Conservation of the State of Louisiana dated December 5, 1996, but effective on October 22, 1996.

                       A.P.P.O.W.I. - -----------%
                       A.P.P.O.N.R.I. - ------------%

          2. The W & T Offshore, Inc. - CIB. HAZ. 2 Zone, Reservoir B. Unit as created by Order No. 374-P-1 of the Office of Conservation of the State of Louisiana dated December 5, 1996, but effective on October 22, 1996.

                       A.P.P.O.W.I. - -----------%
                       A.P.P.O.N.R.I. - ------------%


C.   CONTRACTS

          1. Letter agreement dated December 15, 1995, among Supply Development Group, Inc., Transworld Exploration & Production, Inc., Atocha
          Exploration,   Inc.,   Potosky  Oil  &  Gas,   Inc.,   Liberty  Energy
          Corporation, Fortune Petroleum Corporation d/b/a Fortune Natural Resources Corporation, Browning Oil Company, Inc., UMC Petroleum Corporation, Bonray, Inc., and National Energy Group, Inc., regarding participation in the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.

          2. Operating agreement dated December 15, 1995, for the East Bayou Sorrel Contract Area, Iberville Parish, Louisiana, among W & T
          Offshore, Inc., as Operator, and Supply Development Group, Inc., National Energy Group, Inc., Liberty Energy Corporation, Fortune Petroleum Company d/b/a Fortune Natural Resources Corporation, Transworld Exploration & Production, Inc., Browning Oil Company, Inc., Potosky Oil & Gas, Inc., Atocha Exploration, Inc., and Bonray, Inc., as Non-Operators.

          3. Letter agreement dated April 19, 1996, among Atocha Exploration, Inc., Potosky Oil & Gas, Inc., and National Energy Group, Inc., regarding the optional back-in interest in the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.

          4. Letter agreement dated July 18, 1996, among Atocha Exploration, Inc., Potosky Oil & Gas, Inc., and Browning Oil Company, Inc., regarding the A.P.P.O. back-in interest, East Bayou Sorrel Prospect.

          5. Letter agreement dated July 30, 1996, among W & T Offshore, Inc., Supply Development Group, Inc., Transworld Exploration & Production, Inc., Atocha Exploration, Inc., Bonray, Inc., Potosky Oil & Gas, Inc., Liberty Energy Corporation, Fortune Petroleum Corporation d/b/a Fortune Natural Resources, Inc., Browning Oil Company, Inc., and National Energy Group, Inc., regarding the area of interest for the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.


D.   EXCLUSION

     Notwithstanding any other provision to the contrary contained in this Exhibit "A," the Purchase and Sale Agreement does not cover or include that certain overriding royalty interest of Sandefer Oil & Gas, Inc., W. David Willig, and Robert A. Potosky equal to 3% of 8/8ths of production in the Area of Interest provided for in the Agreements, including the interest provided for in Exhibit "A" of the letter agreement described in C. above as item 1, to the extent Sandefer Oil & Gas, Inc., W. David Willig, and Robert A. Potosky are entitled to receive such an interest, the parties not intending to create such an interest by this Purchase and Sale Agreement.

                                   EXHIBIT "B"
                                       TO
                           PURCHASE AND SALE AGREEMENT


                                [ASSIGNMENT FORM]

              ASSIGNMENT OF INTEREST IN OIL, GAS AND MINERAL LEASES

STATE OF LOUISIANA         '
                           '       KNOW ALL PERSONS BY THESE PRESENTS:
PARISH OF IBERVILLE        '

     THAT, ATOCHA EXPLORATION, INC., a Louisiana corporation, 1201 Louisiana, Suite 1050, Houston, Texas 77002, BROWNING OIL COMPANY, INC., a Nevada corporation, 8080 N. Central Expressway, Suite 780, Dallas, Texas 75206, and POTOSKY OIL AND GAS, INC., a Texas corporation, 10410 Memorial Drive, Houston, Texas 77024 (collectively, "Assignors") for and in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has granted, sold, transferred, assigned and conveyed and does hereby GRANT, SELL, TRANSFER, ASSIGN and CONVEY to PEASE OIL AND GAS COMPANY, a Nevada corporation, 751 Horizon Court, Suite 203, Grand Junction, Colorado 81506-8718 a Delaware corporation ("Assignee") all of their right, title and interest, except for the overriding royalty interest provided for in Exhibit "A" of item 1 below, under the following agreements (the "Agreements"):

          1. Letter agreement dated December 15, 1995, among Supply Development Group, Inc., Transworld Exploration & Production, Inc., Atocha
          Exploration,   Inc.,   Potosky  Oil  &  Gas,   Inc.,   Liberty  Energy
          Corporation, Fortune Petroleum Corporation d/b/a Fortune Natural Resources Corporation, Browning Oil Company, Inc., UMC Petroleum Corporation, Bonray, Inc., and National Energy Group, Inc., regarding participation in the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.

          2. Operating agreement dated December 15, 1995, for the East Bayou Sorrel Contract Area, Iberville Parish, Louisiana, among W & T
          Offshore, Inc., as Operator, and Supply Development Group, Inc., National Energy Group, Inc., Liberty Energy Corporation, Fortune Petroleum Company d/b/a Fortune Natural Resources Corporation, Transworld Exploration & Production, Inc., Browning Oil Company, Inc., Potosky Oil & Gas, Inc., Atocha Exploration, Inc., and Bonray, Inc., as Non-Operators.

          3. Letter agreement dated April 19, 1996, among Atocha Exploration, Inc., Potosky Oil & Gas, Inc., and National Energy Group, Inc., regarding the "After Prospect Payout Interest," as that term is hereinafter defined.

          4. Letter agreement dated July 18, 1996, among Atocha Exploration, Inc., Potosky Oil & Gas, Inc., and Browning Oil Company, Inc., regarding the "After Prospect Payout Interest," as that term is hereinafter defined.

          5. Letter agreement dated July 30, 1996, among W & T Offshore, Inc., Supply Development Group, Inc., Transworld Exploration & Production, Inc., Atocha Exploration, Inc., Bonray, Inc., Potosky Oil & Gas, Inc., Liberty Energy Corporation, Fortune Petroleum Corporation d/b/a Fortune Natural Resources, Inc., Browning Oil Company, Inc., and National Energy Group, Inc., regarding the area of interest for the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.

          6. Letter agreement dated December 10, 1996, among Atocha Exploration, Inc., Potosky Oil & Gas, Inc., Browning Oil Company, Inc., Supply Development Group, Inc., Liberty Energy Corporation, Bonray, Inc., and Transworld Exploration & Production, Inc., regarding the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.

          7. Letter agreement dated ______________, 19____, between National Energy Group, Inc., and Pease Oil; and Gas Company regarding the East Bayou Sorrel Prospect, Iberville Parish, Louisiana.


     The rights herein assigned include, but are not limited to, and Assignors do hereby GRANT, SELL, TRANSFER, ASSIGN and CONVEY to Assignee, the option to acquire in accordance with the Agreements an undivided 7.8125% of 8/8ths interest, effective upon the occurrence of "Prospect Payout," as that term is defined in the Agreements (the "After Prospect Payout Interest"), with a net revenue interest in each Lease and Unit not less than the net revenue interest (the "NRI") identified for the Lease or Unit in parentheses following the description of such Lease or Unit, in and to the following Oil, Gas and Mineral Leases and Units:

          1. Oil, Gas and Mineral Lease dated January 10, 1994, filed February 16, 1994, recorded in COB 467, Folio 474, Entry No. 71, Iberville Parish, Louisiana, from Schwing, Inc., as agent for Virginia Campbell Becker, et al., to UMC Petroleum Corporation, covering the lands more particularly described therein (5.625% NRI).

          2. Oil, Gas and Mineral Lease dated December 27, 1995, effective December 14, 1995, filed February 21, 1996, recorded in COB 485, Folio 364, Entry No. 99, from Wilbert Funeral Home, Inc., to W & T Offshore, Inc., covering the lands more particularly described therein (5.625%
          NRI).

          3. Oil, Gas and Mineral Lease dated June 14, 1996, filed July 1, 1996, recorded in COB 489, Folio 158, Entry No. 75, from Wilbert's Sons Limited Partnership, to W & T Offshore, Inc., covering the lands more particularly described therein (5.625% NRI).

          4. State Lease No 15357 dated August 19, 1996, recorded in COB 491, Folio 860, Entry No. 123, from the State of Louisiana to W & T Offshore, Inc., covering the lands more particularly described therein (5.234375% NRI).

          5. State Lease No. 15358 dated August 19, 1996, recorded in COB 492, Page 57, Entry No. 9, from the State of Louisiana to National Energy Group, Inc., covering the lands more particularly described therein (5.8203125% NRI).

          6. The W & T Offshore, Inc. - CIB. HAZ. 3 Sand, Reservoir A Unit, in the Bayou Sorrel Field, as created by Order No. 374-U of the Office of Conservation of the State of Louisiana dated December 5, 1996, but effective on October 22, 1996 (_________ NRI).

          7. The W & T Offshore, Inc. - CIB. HAZ. 2 Zone, Reservoir B Unit, in the Bayou Sorrel Field, as created by Order No. 374-P-1 of the Office of Conservation of the State of Louisiana dated December 5, 1996, but effective on October 22, 1996 (_____________ NRI).

as well as any and all other Leases in which the Agreements entitle the Assignors to the After Prospect Payout Interest, in the Areas of Interest described as follows:

          1. BEGINNING at a point which is the Southwest corner of Section 24, Township 10 South, Range 11 East Iberville Parish, Louisiana;

               THENCE in an Easterly direction to a point which is the Southeast corner of the West Half of Section 33 of said Township and Range;

               THENCE in a Northerly direction to a point which is the point of intersection of the Northeast, Northwest, Southeast and Southwest Quarters of Section 21 of said Township and Range;

               THENCE in a Westerly direction to a point which is the Northeast corner of Lot or Tract 10, Section 19 of said Township and Range;

               THENCE in a Southerly direction along the Easterly boundaries of Lots or Tracts 10 and 11 of said Section to a point which is the Southeast corner of said Lot or Tract 11, said point being in the Northerly line of Section 30 of said Township and Range;

               THENCE in an Easterly direction to a point which is the Northeastern corner of Section 10 of said Township and Range;

               THENCE in a Southerly direction along the line between Sections 9 and 10 of said Township and Range 4500 feet to a point on said line;

               THENCE West to a point in the Westerly line of Section 11 of said Township and Range;

               THENCE in a Southerly direction along the Western boundaries of Sections 11 and 24 of said Township and Range to a point which is the Southwest corner of said Section 24;

               THENCE in an Easterly direction along the Southerly boundaries of Sections 24, 25, 31, 32, and 33 to a point which is the Southeast corner of the West Half of Section 33 of said Township and Range, and the point of beginning.

          2. BEGINNING at a point which is the Northwest corner of the Southeast Quarter of Section 21, Township 10 South, Range 11 East, Iberville Parish, Louisiana;

               THENCE in an Easterly direction to a point on the East line of said Section which is the Northeast corner of the Southeast Quarter of said section;

               THENCE South along the Eastern boundary of said section as called for in conflict with the Western boundaries of Sections 73, 74, and 75 of said Township and Range and along the Eastern boundary of Sections 28 and 33 of said Township and Range to a point which is the Southeast corner of the Northeast Quarter of Section 33 of said Township and Range;

               THENCE in a Westerly direction to a point which is the Southwest corner of the Northeast Quarter of said Section;

               THENCE in a Northerly direction to the point of beginning.


     TO HAVE AND TO HOLD the above described property and premises, together with all and singular the rights and appurtenances thereto in any way belonging, unto Assignee and its successors and assigns, and Assignors do hereby bind themselves and their successors and assigns to warrant and forever defend all and singular the said property and premises unto Assignee and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignors, but not otherwise.

     This Assignment is made subject to the following terms, conditions, reservations and limitations:

     1. This Assignment is made pursuant to, in accordance with, and subject to the terms, covenants, and conditions of, that certain Purchase and Sale Agreement dated --------------, 19--, by and between Assignors and Assignee.

     2. This Assignment is made subject to the terms, covenants and conditions of the Leases and the Agreements.

     3. The interests assigned herein shall bear, on and after the time of, but not before, Prospect Payout, their proportionate share of all royalties, overriding royalties, and other similar lease burdens in effect, whether or not of record, as of the effective date of this Assignment.

     4. This Assignment and its terms, covenants and conditions shall be binding upon and inure to the benefit of Assignors and Assignee, and their respective heirs, devisees, legal representatives, successors and assigns.

     IN  WITNESS  WHEREOF,   this  instrument  is  executed  the  -----  day  of
----------------, 19----, but effective as of midnight, Central Standard Time, December 31, 1996.


                                           ATOCHA EXPLORATION, INC.



                                           /s/ W. David Willig
                                           --------------------------------
                                           W. David Willig, President

                                           BROWNING OIL COMPANY, INC.



                                           /s/ Michael R. McWilliams
                                           --------------------------------
                                           Michael R. McWilliams, President


                                           POTOSKY OIL AND GAS, INC.



                                           /s/ Robert Potosky
                                           --------------------------------
                                           Robert Potosky, President



STATE OF                           ss.
         ---------------------            ss.
COUNTY/PARISH OF                   ss.
                --------------

     On this ----- day of -----------------, 199--, before me appeared W. David Willig, to me personally known, who, being by me duly sworn did say that he is the President of ATOCHA EXPLORATION, INC., a Louisiana corporation, and that the instrument was signed in behalf of the corporation by authority of its Board of Directors; and that he acknowledged the instrument to be the free act and deed of the corporation.



                                           ------------------------------------
                                           Notary Public

STATE OF                           ss.
         ---------------------            ss.
COUNTY/PARISH OF                   ss.
                --------------

     On this ----- day of  -----------------,  199--, before me appeared Michael
R. McWilliams, to me personally known, who, being by me duly sworn did say that he is the President of BROWNING OIL COMPANY, INC., a Nevada corporation, and that the instrument was signed in behalf of the corporation by authority of its Board of Directors; and that he acknowledged the instrument to be the free act and deed of the corporation.



                                           ------------------------------------
                                           Notary Public


STATE OF                           ss.
         ---------------------            ss.
COUNTY/PARISH OF                   ss.
                --------------

     On this ----- day of -----------------, 199--, before me appeared Robert A. Potosky, to me personally known, who, being by me duly sworn did say that he is the President of POTOSKY OIL AND GAS, INC., a Texas corporation, and that the instrument was signed in behalf of the corporation by authority of its Board of Directors; and that he acknowledged the instrument to be the free act and deed of the corporation.



                                           ------------------------------------
                                           Notary Public

                                   EXHIBIT "C"
                                       TO
                           PURCHASE AND SALE AGREEMENT












                              [ADDITIONAL LETTERS]

  [LETTER AGREEMENT BETWEEN NATIONAL ENERGY GROUP, INC., AND PEASE OIL AND GAS
           COMPANY ON TERMS TO BE AGREED UPON BY THE PARTIES THERETO]